                            EXHIBIT 5.1
          OPINION OF COHEN BRAME & SMITH PROFESSIONAL CORPORATION

                        COHEN BRAME & SMITH
                      Professional Corporation
                         Attorneys at Law
                   One Norwest Center, Suite 1800
                      1700 Lincoln Street
                      Denver, Colorado 80203

Ralph Armijo, President
Navidec, Inc.
14 Inverness Drive East
Building F, Suit 116
Englewood, CO 80112

  RE: Form SB-2 Registration Statement relating to shares of No Par Value Common Stock and Warrants to Acquire Common Stock Offered by the Company and for the account of Certain Selling Shareholders

Dear Mr. Armijo:

     We have acted as counsel for Navidec, Inc. (the "Company") in connection with the Form SB-2 Registration Statement to be filed by the Company with the Securities and Exchange Commission relating to the shares of the Company's no par value Common Stock (the "Common Stock") and Warrants to purchase one share of Common Stock for each Warrant (the "Warrants") being offered for sale by the Company and by certain selling shareholders. As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth.

     Based upon the foregoing, we are of the opinion that:

    (i) Navidec, Inc. is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado.

     (ii) The shares of Common Stock and Warrants including the Underwriter's over-allotment option being offered by the Company and by the Selling Shareholders when sold in accordance with the terms set forth in the Registration Statement will be validly issued and outstanding, fully paid and nonassessable.

     (iii) The Company at the time of this opinion has adequate authorized but unissued shares available to authorize the issuance of Common Stock upon the exercise of the Warrants and the exercise of the Underwriter's Options and the Common Stock underlying the Underwriter's Options (as described in the Registration Statement). Assuming the availability of authorized but unissued Common
Stock at the time of exercise, the Common Stock, when issued in accordance with the rights granted in the Warrants and options as defined in the Registration Statement will be validly issued and outstanding, fully paid and nonassessable.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Registration Statement.

                            Very truly yours,

                            /s/ Cohen Brame & Smith Professional Corporation